Exhibit 99.1

News Release

BOARDWALK ANNOUNCES FIRST QUARTER 2012 RESULTS and QUARTERLY DISTRIBUTION INCREASE TO $0.5325 PER UNIT

HOUSTON, April 30, 2012 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.5325 ($2.13 annualized) payable on May 17, 2012, to unitholders of record as of May 10, 2012.

The Partnership also announced its results for the first quarter ended March 31, 2012.    The Partnership’s results for the first quarter ended March 31, 2012 included the following items:

−	Operating revenues of $312.9 million, a 1% increase from $311.0 million in the comparable 2011 period;

−	Net income of $92.6 million, a 12% increase from $83.0 million in the comparable 2011 period;

−	Earnings before interest, taxes, depreciation and amortization (EBITDA) of $197.4 million, a 5% increase from $187.2 million in the comparable 2011 period; and

−	Distributable cash flow of $127.2 million, a 9% increase from $116.9 million in the comparable 2011 period.

For the first quarter 2012, Boardwalk HP Storage Company, LLC (HP Storage) contributed $12.1 million to operating revenues and $1.5 million to net income.  Excluding the effects of HP Storage, operating revenues were negatively impacted by the effects of lower natural gas prices on fuel revenues and lower throughput primarily from mild winter weather. Excluding operating expenses from HP Storage of $9.2 million, operating expenses for the quarter were favorable as compared with the 2011 period mainly due to lower fuel expense from lower natural gas prices.  The 2011 period included a $5.0 million charge related to a fire at a compressor station near Carthage, Texas, and a $7.4 million loss on early extinguishment of debt.

Effective February 1, 2012, the Partnership acquired the remaining 80% equity ownership interests in HP Storage from an affiliate of the Partnership’s general partner.  The acquisition was accounted for as a transaction between entities under common control.  As a result, the Partnership is required to recognize the transaction as if it occurred at the beginning of the reporting period. The Partnership’s results of operations are presented as if the acquisition of HP Storage occurred January 1, 2012.

Capital Program

Growth capital expenditures were $6.3 million and maintenance capital expenditures were $19.7 million for the quarter ended March 31, 2012.

Conference Call

The Partnership has scheduled a conference call for April 30, 2012, at 9:00 a.m. Eastern time to review the first quarter results. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please go to the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 202-0886 for callers in the U.S. or (617) 213-8841 for callers outside the U.S. The PIN number to access the call is 79965643.

Exhibit 99.1

Replay

An online replay will also be available on the Boardwalk website immediately following the call.

Non-GAAP Financial Measures - EBITDA and Distributable Cash Flow

The Partnership uses non-GAAP measures to evaluate its business and performance, including EBITDA and Distributable Cash Flow.  EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the natural gas transportation, gathering and storage business. Distributable Cash Flow is used as a supplemental financial measure by management and by external users of the Partnership’s financial statements to assess the Partnership’s ability to make cash distributions to its unitholders and general partner.

EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP).  EBITDA and Distributable Cash Flow are not necessarily comparable to similarly titled measures of another company.

The following table presents a reconciliation of the Partnership's EBITDA and Distributable Cash Flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):
	For the Three Months Ended March 31,
	2012	2011
Net Income	$92.6	$83.0
Income taxes	0.2	0.2
Depreciation and amortization	63.7	56.4
Interest expense	41.0	40.3
Interest income	(0.1)	(0.1)
Loss on early retirement of debt	-	7.4
EBITDA	$197.4	$187.2
Less:
Cash paid for interest, net of capitalized interest (1)	55.0	59.1
Maintenance capital expenditures	19.7	15.4
Other (2)	0.1	0.2
Add:
Cash received for settlements	0.4	-
Loss on disposal of assets	-	4.4
Asset impairment	4.2	-
Distributable Cash Flow	$127.2	$116.9

(1)	The three months ended March 31, 2011, includes $11.8 million of premiums paid for the early extinguishment of debt.

(2)	Includes non-cash items such as the equity component of allowance for funds used during construction.

About Boardwalk

Boardwalk Pipeline Partners, LP (NYSE:BWP) is a limited partnership engaged, through its subsidiaries, in the transportation, storage and gathering of natural gas. Boardwalk operates approximately 14,300 miles of pipeline and underground storage fields with aggregate working gas capacity of approximately 186 Bcf. Boardwalk is a 61%-owned subsidiary of Loews Corporation (NYSE:L). Additional information about the partnership can be found on its website at www.bwpmlp.com.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2012	2011
Operating Revenues:
Gas transportation	$287.5	$290.5
Parking and lending	4.0	3.2
Gas storage	19.8	13.8
Other	1.6	3.5
Total operating revenues	312.9	311.0

Operating Costs and Expenses:
Fuel and gas transportation	18.7	23.8
Operation and maintenance	37.2	35.1
Administrative and general	34.2	37.1
Depreciation and amortization	63.7	56.4
Asset impairment	4.2	-
Net (gain) loss on disposal of operating assets	(3.2)	4.4
Taxes other than income taxes	24.5	23.7
Total operating costs and expenses	179.3	180.5

Operating income	133.6	130.5

Other Deductions (Income):
Interest expense	39.0	38.3
Interest expense – affiliates	2.0	2.0
Loss on early retirement of debt	-	7.4
Interest income	(0.1)	(0.1)
Miscellaneous other income, net	(0.1)	(0.3)
Total other deductions	40.8	47.3

Income before income taxes	92.8	83.2

Income taxes	0.2	0.2

Net Income	$92.6	$83.0

Net Income per Unit:
Basic and diluted net income per unit:
Common units	$0.43	$0.42
Class B units	$0.19	$0.20
Cash distribution declared and paid to common units	$0.53	$0.52
Cash distribution declared and paid to class B units	$0.30	$0.30
Weighted-average number of units outstanding:
Common units	182.7	169.7
Class B units	22.9	22.9

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended March 31, 2012, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$92.6
Less: Net income attributable to predecessor equity	(0.2)
Net income attributable to limited partner unitholders and general partner	92.4
Declared distribution	$114.9	$98.5	$6.8	$9.6
Assumed allocation of undistributed net loss	(22.5)	(19.6)	(2.4)	(0.5)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$92.4	$78.9	$4.4	$9.1
Weighted-average units outstanding		182.7	22.9
Net income per unit		$0.43	$0.19

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended March 31, 2011, (in millions, except per unit data):
	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$83.0
Declared distribution	102.9	$88.6	$6.9	$7.4
Assumed allocation of undistributed net loss	(19.9)	(17.2)	(2.3)	(0.4)
Assumed allocation of net income	$83.0	$71.4	$4.6	$7.0
Weighted average units outstanding		169.7	22.9
Net income per unit		$0.42	$0.20

SOURCE:	Boardwalk Pipeline Partners, LP
Contact:	Boardwalk Pipeline Partners, LP
Allison McLean, 866-913-2122
Director of Investor Relations
Or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial Officer and Treasurer